Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.com

PRESS RELEASE

Contact:	James R. Heslop, 2nd
Executive Vice President/Chief Operating Officer
(440) 632-1666 Ext. 3219
jheslop@middlefieldbank.com

For Immediate Release

The Middlefield Banking Company Names Kurt D. Lamar as Chief Credit Officer

MIDDLEFIELD, OHIO, June 24, 2013                  The Middlefield Banking Company today announced the hiring of Kurt D. Lamar as Chief Credit Officer. In this role, Mr. Lamar will oversee all credit quality functions of the bank, including maintaining an effective credit administration program, assuring strong asset quality, and developing a credit policy so as to position the bank for growth.

“The addition of Kurt Lamar as Chief Credit Officer is another important step towards keeping our company as a best-in-class community banking organization,” said Thomas G. Caldwell, President and CEO of The Middlefield Banking Company. “Kurt brings a distinguished record of accomplishment built over 24 years of leadership experience in the financial services industry.”

In accepting the position of Chief Credit Officer of The Middlefield Banking Company, Mr. Lamar stated, “The Middlefield Banking Company is truly a community-focused bank. It is defined by its relationships with its customers and its community. I look forward to being a part of the evolution and growth of those relationships.”

Mr. Lamar began his banking career as a bank examiner with the FDIC, which was followed by additional regulatory experience as a financial institutions examiner with the Ohio Division of Banks. Mr. Lamar then took on leadership roles at a variety of financial institutions, including Charter One Bank, Sky Bank, and First Commonwealth Bank.

In 2011, Mr. Lamar joined FSGBank in Chattanooga, TN as part of the management team charged with addressing issues detailed in a regulatory consent order issued by the OCC. As Senior Vice President, Commercial Credit Officer, Mr. Lamar was tasked with managing large commercial relationships and small business credit services. He also worked directly with bank clients to underwrite loans and restructure distressed relationships.

A native of Campbell, OH, Mr. Lamar is a Magna Cum Laude graduate of Kent State University, holding a Bachelor of Business Administration degree.

The Middlefield Banking Company is an operating subsidiary of Middlefield Banc Corp. (OTCQB: MBCN). Headquartered in Middlefield, Ohio, the Middlefield Banc Corp. has assets in excess of $667.0 million. The bank operates full service banking centers and an LPL Financial® brokerage office serving Chardon, Cortland, Garrettsville, Mantua, Middlefield, Newbury, and Orwell, Ohio. Middlefield Banc Corp. also serves the central Ohio market through its Emerald Bank subsidiary, with offices in Dublin and Westerville, Ohio. Additional information is available at www.middlefieldbank.com and www.emeraldbank.com.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.